Exhibit (d)(3)(vi)

Schedule A to

Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors

Limited on July 18, 2014)

Amended as of February 28, 2015

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date
Ashmore Emerging Markets Corporate Debt Fund	Institutional Class Class A Class C	1.17% 1.42% 2.17%	11/25/2010 2/21/2011 2/21/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Currency Fund (formerly Ashmore Emerging Markets Local Currency Fund)	Institutional Class Class A Class C	0.87% 1.12% 1.87%	11/25/2010 2/21/2011 2/21/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class Class A Class C	0.97% 1.22% 1.97%	11/25/2010 2/21/2011 2/21/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Short Duration Fund	Institutional Class Class A Class C	0.67% 0.92% 1.67%	6/23/2014 6/23/2014 6/23/2014	2/29/2016 2/29/2016 2/29/2016

[Schedule A to Expense Limitation Agreement]

Ashmore Emerging Markets Debt Fund (formerly Ashmore Emerging Markets Sovereign Debt Fund)	Institutional Class Class A Class C	0.92% 1.17% 1.92%	11/25/2010 2/21/2011 2/21/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Total Return Fund	Institutional Class Class A Class C	1.02% 1.27% 2.02%	11/25/2010 2/21/2011 2/21/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Equity Fund	Institutional Class Class A Class C	1.17% 1.42% 2.17%	6/15/2011 9/30/2011 9/30/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class Class A Class C	1.52% 1.77% 2.52%	9/30/2011 9/30/2011 9/30/2011	2/29/2016 2/29/2016 2/29/2016
Ashmore Emerging Markets Frontier Equity Fund	Institutional Class Class A Class C	1.52% 1.77% 2.52%	9/25/2013 9/25/2013 9/25/2013	2/29/2016 2/29/2016 2/29/2016

* The Amended and Restated Expense Limitation Agreement took effect on the date shown for each Covered Fund. Effective February 28, 2015, Schedule A to the Amended and Restated Expense Limitation Agreement was amended to reduce the Expense Limit for Class A and Class C shares of each Covered Fund.

Dated as of: February 28, 2015

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:	Michael S. Perman
Title:	Secretary

ASHMORE INVESTMENT ADVISORS LIMITED

By:
Name:	Paul Robinson
Title:	Authorised Signatory

Date: February 28, 2015

[Schedule A to Expense Limitation Agreement]